CONSENT OF COUNSEL

                  We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Daily Income Fund as filed with the Securities and Exchange Commission on or about July 30, 2007.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
July 30, 2007